UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Post Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLIC TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	7389	47-4982037
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20200 DIXIE HWY, SUITE 1202, AVENTURA FL 33180 Telephone: 305-918-1202
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Incorp Services 3773 HOWARD HUGHES PKWY STE 500S LAS VEGAS, NV 89169-6014
(Name, address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On December 4, 2015, CLIC Technology, Inc. f/k/a Fundthatcompany (the “Registrant”) filed a registration statement on Form S-1 (File No. 333-208350) (as previously amended, the “Registration Statement”) with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the issuance of up to 5,000,000 (presplit) shares of the Registrant’s Common Stock, par value $.001 per share. The Registration Statement was declared effective on November 3, 2016. The Registrant subsequently forward split its stock on the basis of 175 for 1.

Registrant sold 172,000 (equal to 30,100,000 post-split shares) pursuant to the Registration Statement. The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Registration Statement. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 26, 2018.

CLIC TECHNOLOGY, INC.

By:	/s/ Roman Bond
Roman Bond,
Chief Executive Officer and President

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